Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors of First Commonwealth Financial Corporation:

We consent to the incorporation by reference in:

Registration Statement No. 333-111732 (Form S-3) of First Commonwealth Financial Corporation’s Stock Purchase and Dividend Reinvestment Plan;

Registration Statement No. 333-113534 (Form S-8) of GA Financial, Inc. Stock Option Plan;

Registration Statement No. 333-111735 (Form S-8) of Pittsburgh Financial Corp. Stock Option Plan; and

Registration Statement No. 033-55687 (Form S-8) of First Commonwealth Financial Corporation’s Stock Option Plan

of our reports dated March 1, 2007 with respect to the consolidated statement of financial condition of First Commonwealth Financial Corporation and its subsidiaries as of December 31, 2006 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for the year ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports are incorporated by reference in the December 31, 2006 Annual Report on Form 10-K of First Commonwealth Financial Corporation.

/s/ KPMG LLP

Pittsburgh, Pennsylvania

March 1, 2007